SEVERANCE AGREEMENT AND GENERAL RELEASE

     This Severance Agreement and General Release (the "Agreement") is entered into this 25th day of October, 1999, between Philip R. Shumway ("Mr. Shumway") and Vitrix Incorporated, an Arizona corporation ("Vitrix" or the "Company").

     WHEREAS, the Company and Mr. Shumway wish to terminate Mr. Shumway's employment with Vitrix; and

     NOW, THEREFORE, in light of the foregoing, and in consideration of the mutual covenants and promises set forth herein, Mr. Shumway and Vitrix hereby agree as follows:

1. TERMINATION.

     a. Mr. Shumway and Vitrix hereby terminate Mr.Shumway's employment with Vitrix effective October 31, 1999.

     b. The Employment Agreement, dated February 16, 1999, by and between Vitrix and Mr. Shumway, attached hereto as EXHIBIT "A" (the "Employment Agreement"), is hereby terminated by mutual agreement, effective October 31, 1999. Except as otherwise provided in this Agreement, the Employment Agreement shall impose no surviving obligations on either Mr. Shumway or the Company.

2. CONFIDENTIAL INFORMATION.

     a. Mr. Shumway agrees that, as a principal executive officer of Vitrix, he has had access to confidential information. For purposes of this Agreement, "Confidential Information" includes, but is not limited to, the following: all confidential information which Mr. Shumway possesses regarding the business, properties, operations, and finances of the Company; the identity of clients or customers or potential clients or customers of the Company; any written, typed or printed lists, or other materials identifying the clients or customers of the Company; any other financial or other information supplied by clients or customers of the Company; any and all data or information involving the Company, its programs, methods, or contacts in the conduct of their businesses; any lists, documents, manuals, records, forms, or other material used by the Company in the conduct of their businesses; and any other secret or confidential information concerning the business or affairs of the Company. The terms "list," "document" or other equivalents, as used in this paragraph, are not limited to a physical writing or compilation, but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. Mr. Shumway agrees that all of the Confidential Information which he may now possess in relation to the business, properties, operations, and finances of the Company has not, and shall not, be published, disclosed, or made accessible, directly or indirectly, by him to any other person or business entity, either during or after the termination of Mr. Shumway's employment by Vitrix. Mr. Shumway further agrees that the Company's Confidential Information constitutes trade secrets under applicable

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law and such information is the sole property of the Company and is essential to the protection of its good will and the maintenance of its competitive position, and, accordingly, shall be kept secret. Mr. Shumway further acknowledges and agrees that the Company has taken reasonable efforts and measures to maintain and preserve the secrecy of its Confidential Information.

     b. Mr. Shumway warrants and represents that all Confidential Information and property, including any computers and/or software, and all files, whether hard or electronic, which were in his possession relating to the Company have been returned to Vitrix, and that Mr. Shumway has not retained copies of such files, whether hard or electronic.

     c. Mr. Shumway agrees to keep the contents and terms of this Agreement confidential and will not disclose or communicate to anyone, including, but not limited to, other persons, the media or other public or private forum, except that: (1) Mr. Shumway may communicate said content and terms to his attorneys and attorneys' staff and others under his attorneys' control who have an absolute need to know the content and terms hereof, provided that these persons shall agree to maintain the confidentiality of said content and terms and to be bound by the terms of this confidentiality provision; and (2) Mr. Shumway may disclose said content and terms to the United States Internal Revenue Service or any state or local department of revenue, as required by any such agency, for payment of his taxes or otherwise as required by law.

     3. COVENANT NOT TO COMPETE. Mr. Shumway acknowledges and agrees that he has substantial experience in the labor management industry and possesses special, unique, extraordinary skills and knowledge in this field. Accordingly, by execution of this Agreement, Mr. Shumway agrees that, for a period of one (1) year commencing on the date of this Agreement, Mr. Shumway shall not, for any reason, directly or indirectly, compete with the Company. For purposes of this Agreement, Mr. Shumway shall be deemed to compete with Vitrix if he takes any measures, actively or passively, directly or indirectly, to obtain employment, or should accept any employment with any of the Company's competitors as an employee, consultant, or otherwise.

     4. RELEASE.

     a. Mr. Shumway hereby knowingly, voluntarily, and irrevocably releases and discharges the Company, its stockholders, officers, directors, agents, representatives, attorneys, servants, employees, consultants, predecessors, successors, subsidiaries, parents, divisions, other corporate affiliates, assigns and all persons or entities acting by, through, under, or in concert with any of them (hereinafter collectively referred to as the "Released Parties") from any and all claims, demands, liabilities, judgements, damages, expenses, or causes of action of any kind or nature whatsoever which Mr. Shumway, his heirs, personal representatives, and assigns, and each of them, may have had or may now or hereafter have or assert, whether now known or unknown. The claims which are waived, released and discharged include, but are not limited to, breach of express or implied contract; breach of the covenant of good faith and fair dealing; wrongful discharge; public policy torts of any kind or nature; promissory estoppel; unjust enrichment; discrimination on the basis of age, sex, religion, handicap, disability, race, country of national origin, or any other reason prohibited by applicable law; claims under the Age

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Discrimination  in  Employment  Act (the  "ADEA"),  the  Older  Workers  Benefit
Protection Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or the Americans with Disabilities Act, all as amended, the Arizona Civil Rights Act; or any other federal, state or local law, regulation or ordinance; tort claims of any kind whatsoever; any other common-law or statutory claims; claims for salary, wages, vacation pay, severance pay, bonus payments, or earnings of any kind, fringe benefits (including the automotive and golf expenses set forth in the Employment Agreement), medical or hospital expenses or benefits, litigation expenses, attorneys' fees, employment reinstatement, compensatory damages of any kind, liquidated or statutory damages, punitive damages, and any and all other damages arising out of or connected in any way whatsoever with the employment of Mr. Shumway by Vitrix at any time, or with the termination of such employment.

     b. Mr. Shumway hereby knowingly, voluntarily and irrevocably releases, acquits and forever discharges the Released Parties, or any of them, from all causes of action and claims which could be brought against the Released Parties, or any of them, arising out of the Employment Agreement, or any other agreement, oral or otherwise, or document executed by Mr. Shumway and the Released Parties, or any of them, in relation to or in connection with Mr. Shumway' employment with Vitrix or any other affiliated company, as applicable. Mr. Shumway further warrants that he has not assigned any cause of action released herein to any other person or entity prior to the execution of this Agreement. In addition, and in particular, Mr. Shumway, knowingly, voluntarily and irrevocably releases, acquits and forever discharges the Released Parties from all causes of action and claims which were or could have been brought or asserted in connection with his employment with Vitrix.

     c. Mr. Shumway agrees and covenants not to sue or bring, commence, institute, maintain, or prosecute any action at law or proceeding in equity, or any legal or administrative proceeding, arbitration or mediation whatsoever, based in whole or in part, arising out of or connected in any way whatsoever with, the employment of Mr. Shumway by Vitrix, the termination of such employment, the Employment Agreement, any other agreement, oral or otherwise, or document executed by Mr. Shumway and any of the Released Parties in relation to, or in connection with Mr. Shumway' employment with any of the Released Parties.

     d. By signing this Agreement, Mr. Shumway does not waive his rights or claims under the ADEA that may arise thereunder out of incidents which occur after the date upon which Mr. Shumway signs this Agreement. Mr. Shumway hereby acknowledges that the waiver of rights or claims under the ADEA is in exchange for consideration in addition to anything of value to which Mr. Shumway' is already entitled.

5. PAYMENTS BY VITRIX TO MR. SHUMWAY. In consideration of the general release of all claims, covenant not to sue, and other commitments detailed herein, Vitrix agrees to provide Mr. Shumway with the items listed below (the "Severance Pay").

     a. Severance pay equal to amount to his current Base Salary (as defined in Section 3 of the Employment Agreement) at the rate currently being paid Mr. Shumway and as set forth in Section 3(a) of the Employment Agreement.

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     b. A cash payment equal to $3,846.40,  which shall  represent  compensation for accrued vacation time. Payment of the latter amount shall be made on November 6, 1999.

     c. The continuation of medical and dental benefits currently provided to Mr. Shumway until the earlier of the expiration of the terms of the Employment Agreement or the receipt by Mr. Shumway of comparable benefits in connection with any new employment obtained by Mr. Shumway.

     d. Stock options to purchase an aggregate of 120,000 shares of Vitrix, Inc. (formerly known as FBR Capital Corporation) common stock (AFTER giving effect to the exchange of Vitrix Incorporated common stock for FBR Capital Corporation common stock in connection with the April 1999 transaction between such companies (the "Transaction")). The term and expiration of such options shall be as set forth in the original option grants. The exercise price of such options shall also be as set forth in the original option grants, as adjusted to reflect the Transaction. All other stock options previously granted to Shumway by Vitrix Incorporated or Vitrix, Inc. shall terminate as of the effective date of this Agreement.

     e. All of the payments and benefits set forth in this Section 5 will be paid and provided contingent upon Mr. Shumway's continued compliance with all of the terms of this Agreement, including those terms in Sections 2 and 3 hereof.

6. ENFORCEABILITY AND REMEDIES.

     a. The parties hereto agree that the scope of the restrictions imposed by Sections 2 and 3 of this Agreement are necessary and reasonable to protect the Company in the conduct of their businesses, and as such, are enforceable as written. However, in the event that a court of competent jurisdiction should decline to enforce any provision of this Agreement, it is intended and agreed that the court may and should modify such provision so as to render it enforceable.

     b. The parties hereto agree that irreparable injury will result to the Company in the event that Mr. Shumway violates Sections 2 or 3 of this Agreement. The parties agree and acknowledge that the remedies at law for any such breach of Sections 2 or 3 would be inadequate and that the Company shall be entitled to injunctive relief against Mr. Shumway in addition to any other remedy and damages available.

7. GENERAL.

     a. This Agreement is entered into and shall be interpreted, enforced and governed by the laws of the State of Arizona, regardless of conflict of laws rules under Texas law. Any action regarding this agreement shall be brought in a court in Maricopa County, Arizona. In any proceeding to enforce this Agreement, the non-prevailing party will pay the costs and reasonable attorneys' fees of the prevailing party.

     b. Mr. Shumway warrants that no promise or agreement not expressed herein has been made to him; that in executing this Agreement, he is not relying upon any statement or representation made by any other party, its agents or servants concerning the merits of any claim or the nature, extent or duration of any damages concerning this Agreement, or concerning any other thing or matter, but is relying solely upon his own judgement; that the above-mentioned sum and the

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general release of all claims and other commitments against the Released Parties are in full and final settlement and satisfaction of all of the aforesaid claims and demands whatsoever; that Mr. Shumway' is legally competent to execute this agreement of his own free will after he has consulted with his attorneys; and that Mr. Shumway has had the Agreement and its binding effect explained to him by his attorneys.

     c. This Agreement contains the entire agreement between the parties and supercedes any and all other agreements or understandings relating to the subject matter of this Agreement.

     d. This Agreement may be executed in counterparts, and will be deemed to be binding and final when the parties hereto have executed a counterpart hereof, said Agreement to be effective from the date first-above written.

     E. MR. SHUMWAY HAS SEVEN (7) BUSINESS DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THIS AGREEMENT. ANY REVOCATION MUST BE IN WRITING AND ADDRESSED TO GREGORY R. HALL AND MUST BE TRANSMITTED TO AND RECEIVED BY SQUIRE, SANDERS & DEMPSEY L.L.P., 40 NORTH CENTRAL AVENUE, SUITE 2700, PHOENIX, ARIZONA 85004-4441, WITHIN TEN (10) DAYS FOLLOWING THE SIGNING OF THE AGREEMENT. IF MR. SHUMWAY DOES NOT TIMELY REVOKE THIS AGREEMENT, ITS TERMS AND CONDITIONS SHALL BE FINAL AND BINDING.

     f. The Company hereby acknowledges that it is aware of no facts in existence as of the date of this Agreement that would provide a basis for any claim by the Company against Mr. Shumway.


                            [Signature page follows]

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                                        /s/ Philip R. Shumway
                                        ----------------------------------------
                                            Philip R. Shumway



                                        VITRIX, INC.


                                        By: /s/ Michael A. Wolf
                                            ------------------------------------
                                            Its: President & CEO
                                                 -------------------------------

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State of Arizona     )
                     ) ss.
County of Maricopa   )

     On this 25th day of October, 1999, before me personally appeared Philip R. Shumway who voluntarily executed the foregoing Severance Agreement and General Release.


                                        /s/ Ruth Anne Patterson
                                        ----------------------------------------
                                                    Notary Public

My Commission Expires:

June 1, 2002
-------------------------------



State of Arizona     )
                     ) ss.
County of Maricopa   )

     On this 8th day of October, 1999, before me personally appeared Michael A. Wolf, who voluntarily executed the foregoing Severance Agreement and General Release on behalf of Vitrix, Inc., as its duly authorized agent.


                                        /s/ Anna M. Belton
                                        ----------------------------------------
                                                     Notary Public

My Commission Expires:

March 15, 2003
-------------------------------